INVESTOR CONTACT: Mark Kochvar S&T Bancorp, Inc. Chief Financial Officer 724.465.4826 mark.kochvar@stbank.com
FOR IMMEDIATE RELEASE
S&T Bancorp, Inc. Announces Fourth Quarter and Full Year 2024 Results
INDIANA, Pa. - January 30, 2025 - S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, announced fourth quarter and full year 2024 earnings. Net income of $33.1 million, or $0.86 per diluted share, for the fourth quarter of 2024 compared to net income of $32.6 million, or $0.85 per diluted share, for the third quarter of 2024 and net income of $37.0 million, or $0.96 per diluted share, for the fourth quarter of 2023.
Net income was $131.3 million for 2024 compared to net income of $144.8 million for 2023. Earnings per diluted share (EPS) was $3.41 for 2024 compared to $3.74 in 2023. S&T had record net income and EPS in 2023 related to the impact of rising interest rates on net interest income.
Fourth Quarter of 2024 Highlights:
•Strong return metrics with return on average assets (ROA) of 1.37%, return on average equity (ROE) of 9.57% and return on average tangible equity (ROTE) (non-GAAP) of 13.25% compared to ROA of 1.35%, ROE of 9.58% and ROTE (non-GAAP) of 13.35% for the third quarter of 2024.
•Pre-provision net revenue to average assets (PPNR) (non-GAAP) was 1.72% compared to 1.78% for the third quarter of 2024.
•Net interest margin on a fully taxable equivalent basis (NIM) (FTE) (non-GAAP) was solid at 3.77% compared to 3.82% in the third quarter of 2024.
•Total portfolio loans increased $53.9 million, or 2.79% annualized, compared to September 30, 2024.
•Total deposits increased $128.3 million, including customer deposit growth of $78.3 million, or 4.15% annualized, and higher brokered deposits of $50.0 million compared to the third quarter of 2024.
•Asset quality improvement drove a provision for credit losses of negative $2.5 million compared to negative $0.5 million in the third quarter of 2024.
•Net recoveries were $0.1 million compared to net charge-offs of $2.1 million in the third quarter of 2024.
•Nonperforming assets remained low at $27.9 million, or 0.36% of total loans plus other real estate owned (OREO), compared to $31.9 million, or 0.41%, at September 30, 2024.
Full Year 2024 Highlights:
•Full year 2024 results remained strong after having record net income and EPS in 2023 related to the impact of rising interest rates.
•Net income was $131.3 million compared to $144.8 million for 2023 and EPS was $3.41 per diluted share compared to $3.74 in 2023.
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S&T Earnings Release - 2

•Strong return metrics with ROA of 1.37%, ROE of 9.86% and ROTE (non-GAAP) of 13.84% compared to ROA of 1.56%, ROE of 11.80% and ROTE (non-GAAP) of 17.15% for the prior year.
•PPNR (non-GAAP) was 1.77% compared to 2.12% in the prior year.
•NIM (FTE) (non-GAAP) was solid at 3.82% compared to 4.13% for the prior year.
•Total deposits increased $261.3 million compared to 2023. Customer deposit growth of $411.7 million, or 5.76%, was offset by lower brokered deposits of $150.4 million.
•Total portfolio loans increased $89.6 million, or 1.17%, compared to December 31, 2023.
•Improvement in asset quality drove a provision for credit losses of only $0.1 million compared to $17.9 million in 2023.
•Net charge-offs were $8.3 million, or 0.11% of average loans, compared to net charge-offs of $13.2 million, or 0.18% of average loans, in the prior year.
•Nonperforming assets remained low at $27.9 million, or 0.36% of total loans plus OREO, compared to $23.0 million, or 0.30%, at December 31, 2023.

"I’m incredibly proud of our results for the fourth quarter and all that we achieved in 2024," said Chris McComish, chief executive officer. "Our performance was driven through meaningful progress on our key business drivers, including consistent growth in our customer deposit franchise and ongoing improvement in asset quality. We achieved excellent return and profitability metrics and have record levels of capital. We remain steadfast in our commitment to living our people-forward purpose every day as evidenced by our industry leading customer and employee loyalty. As we enter 2025, we do so with great momentum and optimism about S&T’s growth prospects."
Fourth Quarter of 2024 Results (three months ended December 31, 2024)
Net Interest Income
Net interest income was $83.3 million for the fourth quarter of 2024 compared to $84.5 million for the third quarter of 2024. The decrease of $1.2 million in net interest income was driven by lower interest income on loans due to a decline in interest rates which was partially offset by lower funding costs. NIM (FTE) (non-GAAP) was 3.77% compared to 3.82% in the prior quarter. The yield on total average earning assets decreased 15 basis points to 5.78% compared to 5.93% in the third quarter of 2024. Total average interest-bearing liability costs decreased 14 basis points to 3.03% compared to 3.17% in the third quarter of 2024.
Asset Quality
Asset quality continued to improve in the fourth quarter of 2024. The provision for credit losses was negative $2.5 million for the fourth quarter of 2024 compared to negative $0.5 million in the third quarter of 2024. The decrease in the provision for credit losses primarily related to a lower allowance for credit losses driven by decreases in criticized and classified loans and net recoveries compared to the prior quarter. Net loan recoveries were $0.1 million for the fourth quarter of 2024 compared to net loan charge-offs of $2.1 million in the third quarter of 2024. The allowance for credit losses was $101.5 million, or 1.31% of total portfolio loans, at December 31, 2024 compared to $104.3 million, or 1.36%, at September 30, 2024. Nonperforming assets to total loans plus OREO was low at 0.36% at December 31, 2024 compared to 0.41% at September 30, 2024.
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S&T Earnings Release - 3

Noninterest Income and Expense
Noninterest income decreased $0.8 million to $11.1 million in the fourth quarter of 2024 compared to $11.9 million in the third quarter of 2024. The decrease was primarily due to a $2.6 million realized loss related to the repositioning of securities into longer duration, higher-yielding securities in the fourth quarter of 2024 compared to a similar $2.2 million realized loss on the sale of securities in the third quarter of 2024. Noninterest expense was $55.4 million in both the fourth and third quarters of 2024. Expenses were relatively consistent quarter over quarter with salaries and benefits lower by $0.5 million due to a decrease in incentives.
Financial Condition
Total assets were $9.7 billion at December 31, 2024 compared to $9.6 billion at September 30, 2024. Total portfolio loans increased $53.9 million, or 2.79% annualized, compared to September 30, 2024. The consumer loan portfolio increased $35.2 million with growth in residential mortgages of $37.0 million compared to September 30, 2024. The commercial loan portfolio increased $18.7 million with growth in commercial real estate of $60.1 million partially offset by a decrease in commercial construction of $33.6 million and a decrease in commercial and industrial of $7.8 million compared to September 30, 2024. Total deposits increased $128.3 million compared to September 30, 2024. Certificates of Deposits (CDs) increased $96.6 million which included $50.0 million of additional brokered CDs compared to September 30, 2024. Demand deposits increased $27.7 million, interest-bearing demand deposits increased $39.5 million and money market deposits decreased $33.8 million compared to September 30, 2024. Total borrowings decreased $88.1 million to $250.3 million compared to $338.4 million at September 30, 2024 primarily related to deposit growth.
S&T continues to maintain a strong regulatory capital position with all capital ratios above the well-capitalized thresholds of federal bank regulatory agencies.
Full Year 2024 Results (twelve months ended December 31, 2024)
Net income was $131.3 million for 2024 compared to net income of $144.8 million for 2023. EPS was $3.41 compared to $3.74 in 2023. S&T had record net income and EPS in 2023 related to the impact of rising interest rates on net interest income.
Net interest income decreased $14.6 million, or 4.18%, to $334.8 million compared to $349.4 million in 2023. NIM (FTE) (non-GAAP) decreased 31 basis points to 3.82% compared to 4.13% for 2023. The decreases in both net interest income and NIM (FTE) (non-GAAP) were primarily due to the impact of higher interest rates on funding costs in 2024. While higher interest rates positively impacted interest income, the increase in interest income was more than offset by higher interest expense. The yield on total average earning assets increased 23 basis points to 5.87% compared to 5.64% in 2023. Total average interest-bearing liability costs increased 75 basis points to 3.09% compared to 2.34% in 2023 due in part to a shift to higher-costing money market and certificates of deposit.
Noninterest income decreased $8.5 million to $49.1 million compared to $57.6 million in the prior year. The decrease was mainly related to $7.9 million of realized losses from the repositioning of securities into longer duration, higher-yielding securities. Other noninterest income decreased $0.8 million primarily related to a gain of $3.9 million on the sale of OREO in 2023 compared to a $3.5 million gain from the exchange offer for Visa Class B-1 common stock in 2024.
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S&T Earnings Release - 4

Noninterest expense increased $8.6 million, or 4.09%, to $218.9 million compared to $210.3 million in 2023. Salaries and employee benefits increased $10.5 million primarily due to annual merit increases, the acquisition of talent and higher incentives and medical costs. Offsetting the increase in salaries and benefits were decreases in professional services and legal of $2.4 million and other noninterest expense of $3.2 million compared to 2023. The decrease in professional services and legal was primarily due to higher consulting expense in 2023 compared to 2024. The decrease in other noninterest expense was due to a decrease of $2.1 million related to the adoption of new accounting guidance for tax credit equity investments where the amortization of these investments is now included in tax expense versus other expense in 2023 and a $2.1 million decrease in loan collection and appraisal expense compared to 2023.
Asset quality improved substantially in 2024 driving a lower allowance for credit losses and minimal provision for credit losses. The provision for credit losses was only $0.1 million compared to $17.9 million for 2023 primarily due to lower criticized and classified loans and lower net charge-offs. Net loan charge-offs were $8.3 million for 2024 compared to $13.2 million for 2023. The allowance for credit losses was 1.31% of total portfolio loans at December 31, 2024 compared to 1.41% at December 31, 2023. Nonperforming assets remained low at $27.9 million compared to $23.0 million in the prior year resulting in a nonperforming assets to total loans plus OREO ratio of 0.36% compared to 0.30% at December 31, 2023.
Dividend
S&T's Board of Directors approved a $0.34 per share cash dividend on January 29, 2025. This is an increase of $0.01, or 3.03%, compared to a $0.33 per share cash dividend declared in the same period in the prior year. The dividend is payable February 27, 2025 to shareholders of record on February 13, 2025. Dividends declared in 2024 increased $0.04, or 3.10%, to $1.33 compared to $1.29 for 2023.
Conference Call
S&T will host its fourth quarter 2024 earnings conference call live over the Internet at 1:00 p.m. ET on Thursday, January 30, 2025. To access the webcast, go to S&T Bancorp, Inc.’s Investor Relations webpage www.stbancorp.com. After the live presentation, the webcast will be archived at www.stbancorp.com for 12 months.
About S&T Bancorp, Inc. and S&T Bank
S&T Bancorp, Inc. is a $9.7 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in 1902 and operates in Pennsylvania and Ohio. For more information, visit stbancorp.com or stbank.com. Follow us on Facebook, Instagram and LinkedIn.
Forward-Looking Statements
This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve,” and variations of such words and similar expressions, or future or
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S&T Earnings Release - 5

conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cyber-security concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational risks; sensitivity to the interest rate environment, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; the transition from LIBOR as a reference rate; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; changes in accounting policies, practices or guidance; legislation affecting the financial services industry as a whole, and S&T, in particular; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and employees; general economic or business conditions, including the strength of regional economic conditions in our market area; environmental, social and governance practices and disclosures, including climate change, hiring practices, the diversity of the work force, and racial and social justice issues; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses.
Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2023, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.
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S&T Earnings Release - 6

Non-GAAP Financial Measures
In addition to traditional measures presented in accordance with GAAP, our management uses, and this information contains or references, certain non-GAAP financial measures, such as tangible book value, return on average tangible shareholder's equity, pre-provision net revenue to average assets, efficiency ratio, tangible common equity to tangible assets and net interest margin on an FTE basis. We believe these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although we believe that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered alternatives to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. See Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures for more information related to these financial measures.
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 7

	2024	2024	2023
	Fourth	Third	Fourth
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$117,334	$120,907	$117,443
Investment Securities:
Taxable	10,167	10,221	8,491
Tax-exempt	164	165	210
Dividends	214	181	562
Total Interest and Dividend Income	127,879	131,474	126,706

INTEREST EXPENSE
Deposits	40,627	42,493	32,921
Borrowings, junior subordinated debt securities and other	3,994	4,504	8,676
Total Interest Expense	44,621	46,997	41,597

NET INTEREST INCOME	83,258	84,477	85,109
Provision for credit losses	(2,462)	(454)	943
Net Interest Income After Provision for Credit Losses	85,720	84,931	84,166

NONINTEREST INCOME
Loss on sale of securities	(2,592)	(2,199)	—
Debit and credit card	4,627	4,688	4,540
Service charges on deposit accounts	4,175	4,181	4,129
Wealth management	3,151	3,071	3,050
Other	1,710	2,136	6,342
Total Noninterest Income	11,071	11,877	18,061

NONINTEREST EXPENSE
Salaries and employee benefits	30,816	31,274	30,949
Data processing and information technology	5,338	5,003	4,523
Occupancy	3,755	3,828	3,598
Furniture, equipment and software	3,295	3,410	3,734
Other taxes	2,274	1,874	1,870
Marketing	1,622	1,382	1,435
Professional services and legal	1,116	1,229	1,968
FDIC insurance	1,045	1,054	1,049
Other noninterest expense	6,184	6,311	7,077
Total Noninterest Expense	55,445	55,365	56,203
Income Before Taxes	41,346	41,443	46,024
Income tax expense	8,281	8,853	8,977
Net Income	$33,065	$32,590	$37,047

Per Share Data
Shares outstanding at end of period	38,259,449	38,259,730	38,232,806
Average shares outstanding - diluted	38,570,784	38,560,409	38,379,493
Diluted earnings per share	$0.86	$0.85	$0.96
Dividends declared per share	$0.34	$0.33	$0.33
Dividend yield (annualized)	3.56%	3.15%	3.95%
Dividends paid to net income	41.32%	38.77%	34.04%
Book value	$36.08	$35.96	$33.57
Tangible book value (1)	$26.25	$26.13	$23.72
Market value	$38.22	$41.97	$33.42

Profitability Ratios (Annualized)
Return on average assets	1.37%	1.35%	1.55%
Return on average shareholders' equity	9.57%	9.58%	11.79%
Return on average tangible shareholders' equity(2)	13.25%	13.35%	17.00%
Pre-provision net revenue / average assets(3)	1.72%	1.78%	1.97%
Efficiency ratio (FTE)(4)	56.93%	55.88%	54.12%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 8

	Twelve Months Ended December 31,
(dollars in thousands, except per share data)	2024	2023
INTEREST AND DIVIDEND INCOME
Loans, including fees	$476,382	$443,124
Investment Securities:
Taxable	37,744	31,611
Tax-exempt	690	852
Dividends	1,056	2,314
Total Interest and Dividend Income	515,872	477,901

INTEREST EXPENSE
Deposits	159,411	92,836
Borrowings, junior subordinated debt securities and other	21,655	35,655
Total Interest Expense	181,066	128,491

NET INTEREST INCOME	334,806	349,410
Provision for credit losses	133	17,892
Net Interest Income After Provision for Credit Losses	334,673	331,518

NONINTEREST INCOME
Loss on sale of securities	(7,938)	—
Debit and credit card	18,263	18,248
Service charges on deposit accounts	16,273	16,193
Wealth management	12,259	12,186
Other	10,226	10,993
Total Noninterest Income	49,083	57,620

NONINTEREST EXPENSE
Salaries and employee benefits	121,990	111,462
Data processing and information technology	19,510	17,437
Occupancy	15,102	14,814
Furniture, equipment and software	13,559	12,912
Other Taxes	7,452	6,813
Marketing	6,351	6,488
Professional services and legal	5,468	7,823
FDIC insurance	4,201	4,122
Other noninterest expense	25,305	28,463
Total Noninterest Expense	218,938	210,334
Income Before Taxes	164,818	178,804
Income tax expense	33,553	34,023

Net Income	$131,265	$144,781

Per Share Data
Average shares outstanding - diluted	38,523,688	38,655,405
Diluted earnings per share	$3.41	$3.74
Dividends declared per share	$1.33	$1.29
Dividends paid to net income	38.83%	34.33%

Profitability Ratios (annualized)
Return on average assets	1.37%	1.56%
Return on average shareholders' equity	9.86%	11.80%
Return on average tangible shareholders' equity(5)	13.84%	17.15%
Pre-provision net revenue / average assets(6)	1.77%	2.12%
Efficiency ratio (FTE)(7)	55.99%	51.35%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 9

	2024	2024	2023
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks	$244,820	$228,090	$233,612
Securities available for sale, at fair value	987,591	1,011,312	970,391
Loans held for sale	—	307	153
Commercial loans:
Commercial real estate	3,388,017	3,327,895	3,357,603
Commercial and industrial	1,540,397	1,548,172	1,642,106
Commercial construction	352,886	386,509	363,284
Total Commercial Loans	5,281,300	5,262,576	5,362,993
Consumer loans:
Residential mortgage	1,649,639	1,612,629	1,461,097
Home equity	653,756	645,966	650,666
Installment and other consumer	104,757	105,235	114,897
Consumer construction	53,506	62,648	63,688
Total Consumer Loans	2,461,658	2,426,478	2,290,348
Total Portfolio Loans	7,742,958	7,689,054	7,653,341
Allowance for credit losses	(101,494)	(104,321)	(107,966)
Total Portfolio Loans, Net	7,641,464	7,584,733	7,545,375
Federal Home Loan Bank and other restricted stock, at cost	15,231	11,484	25,082
Goodwill	373,424	373,424	373,424
Other Intangible assets, net	3,055	3,173	4,059
Other assets	392,387	371,424	399,430
Total Assets	$9,657,972	$9,583,947	$9,551,526

LIABILITIES
Deposits:
Noninterest-bearing demand	$2,185,242	$2,157,537	$2,221,942
Interest-bearing demand	812,768	773,224	825,787
Money market	2,040,285	2,074,095	1,941,842
Savings	877,859	879,653	950,546
Certificates of deposit	1,866,963	1,770,332	1,581,652
Total Deposits	7,783,117	7,654,841	7,521,769

Borrowings:
Short-term borrowings	150,000	225,000	415,000
Long-term borrowings	50,896	64,015	39,277
Junior subordinated debt securities	49,418	49,403	49,358
Total Borrowings	250,314	338,418	503,635
Other liabilities	244,247	214,934	242,677
Total Liabilities	8,277,678	8,208,193	8,268,081

SHAREHOLDERS’ EQUITY
Total Shareholders’ Equity	1,380,294	1,375,754	1,283,445
Total Liabilities and Shareholders’ Equity	$9,657,972	$9,583,947	$9,551,526

Capitalization Ratios
Shareholders' equity / assets	14.29%	14.35%	13.44%
Tangible common equity / tangible assets(8)	10.82%	10.86%	9.88%
Tier 1 leverage ratio	11.98%	11.70%	11.21%
Common equity tier 1 capital	14.58%	14.37%	13.37%
Risk-based capital - tier 1	14.90%	14.70%	13.69%
Risk-based capital - total	16.49%	16.28%	15.27%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 10

	2024		2024		2023
	Fourth		Third		Fourth
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$172,179	4.85%	$200,301	5.44%	$149,985	5.92%
Securities, at fair value	992,653	3.34%	990,375	3.12%	956,107	2.75%
Loans held for sale	117	6.61%	20	6.77%	57	7.25%
Commercial real estate	3,328,052	5.83%	3,298,619	5.96%	3,312,509	5.86%
Commercial and industrial	1,538,983	6.92%	1,566,145	7.39%	1,621,091	7.29%
Commercial construction	368,566	7.99%	406,321	7.82%	381,294	7.55%
Total Commercial Loans	5,235,601	6.30%	5,271,085	6.53%	5,314,894	6.42%
Residential mortgage	1,635,313	5.14%	1,589,791	5.11%	1,417,891	4.81%
Home equity	649,152	6.66%	642,384	7.01%	650,721	6.94%
Installment and other consumer	105,478	8.18%	103,390	8.65%	114,720	9.15%
Consumer construction	56,165	6.70%	62,998	6.42%	62,850	5.22%
Total Consumer Loans	2,446,108	5.71%	2,398,563	5.81%	2,246,182	5.66%
Total Portfolio Loans	7,681,709	6.11%	7,669,648	6.30%	7,561,076	6.19%
Total Loans	7,681,826	6.11%	7,669,668	6.30%	7,561,133	6.19%
Total other earning assets	13,680	6.59%	15,413	6.21%	37,502	7.23%
Total Interest-earning Assets	8,860,338	5.78%	8,875,757	5.93%	8,704,727	5.81%
Noninterest-earning assets	711,374		744,609		768,942
Total Assets	$9,571,712		$9,620,366		$9,473,669

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$780,396	1.03%	$785,854	1.11%	$836,771	1.03%
Money market	2,060,103	3.17%	2,051,754	3.40%	1,843,338	2.98%
Savings	874,699	0.70%	891,952	0.75%	957,903	0.57%
Certificates of deposit	1,818,755	4.52%	1,825,530	4.60%	1,533,266	4.02%
Total Interest-bearing Deposits	5,533,953	2.92%	5,555,090	3.04%	5,171,278	2.53%
Short-term borrowings	159,011	4.84%	202,500	4.88%	435,060	5.75%
Long-term borrowings	66,364	3.76%	40,383	4.47%	39,341	4.53%
Junior subordinated debt securities	49,408	7.69%	49,394	8.11%	49,350	8.25%
Total Borrowings	274,783	5.09%	292,277	5.37%	523,751	5.90%
Total Other Interest-bearing Liabilities	40,055	4.71%	41,038	5.36%	65,547	5.40%
Total Interest-bearing Liabilities	5,848,791	3.03%	5,888,405	3.17%	5,760,576	2.86%
Noninterest-bearing liabilities	2,348,014		2,377,914		2,466,063
Shareholders' equity	1,374,907		1,354,047		1,247,030
Total Liabilities and Shareholders' Equity	$9,571,712		$9,620,366		$9,473,669

Net Interest Margin(9)		3.77%		3.82%		3.92%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 11

	Twelve Months Ended December 31,
(dollars in thousands)	2024		2023
Net Interest Margin (FTE) (YTD Averages)
ASSETS
Interest-bearing deposits with banks	$165,275	5.36%	$141,954	5.17%
Securities, at fair value	977,896	3.05%	976,095	2.61%
Loans held for sale	85	6.95%	121	6.71%
Commercial real estate	3,334,518	5.92%	3,216,593	5.70%
Commercial and industrial	1,584,309	7.26%	1,665,630	7.10%
Commercial construction	378,755	7.84%	381,838	7.55%
Total Commercial Loans	5,297,582	6.46%	5,264,061	6.27%
Residential mortgage	1,558,277	5.05%	1,282,078	4.62%
Home equity	646,085	6.92%	648,525	6.65%
Installment and other consumer	106,260	8.52%	117,807	8.43%
Consumer construction	65,402	6.14%	51,146	4.81%
Total Consumer Loans	2,376,024	5.74%	2,099,556	5.46%
Total Portfolio Loans	7,673,606	6.24%	7,363,617	6.04%
Total Loans	7,673,691	6.24%	7,363,738	6.04%
Total other earning assets	18,606	6.82%	37,988	7.04%
Total Interest-earning Assets	8,835,468	5.87%	8,519,775	5.64%
Noninterest-earning assets	737,366		756,481
Total Assets	$9,572,834		$9,276,256

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$804,387	1.10%	$844,588	0.72%
Money market	1,993,053	3.24%	1,677,584	2.33%
Savings	905,351	0.69%	1,020,314	0.43%
Certificates of deposit	1,764,661	4.51%	1,302,478	3.30%
Total Interest-bearing deposits	5,467,452	2.92%	4,844,964	1.92%
Short-term borrowings	257,524	5.12%	500,421	5.44%
Long-term borrowings	46,306	4.24%	31,706	4.20%
Junior subordinated debt securities	49,386	8.05%	52,215	7.87%
Total Borrowings	353,216	5.41%	584,342	5.59%
Total Other Interest-bearing Liabilities	47,727	5.26%	58,135	5.12%
Total Interest-bearing Liabilities	5,868,395	3.09%	5,487,441	2.34%
Noninterest-bearing liabilities	2,373,569		2,561,483
Shareholders' equity	1,330,870		1,227,332
Total Liabilities and Shareholders' Equity	$9,572,834		$9,276,256

Net Interest Margin(10)		3.82%		4.13%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 12

	2024		2024		2023
	Fourth		Third		Fourth
(dollars in thousands)	Quarter		Quarter		Quarter
Nonaccrual Loans
Commercial loans:		% Loans		% Loans		% Loans
Commercial real estate	$4,173	0.12%	$14,877	0.45%	$7,267	0.22%
Commercial and industrial	12,570	0.82%	5,789	0.37%	3,244	0.20%
Commercial construction	—	—%	3,416	0.88%	4,960	1.37%
Total Nonaccrual Commercial Loans	16,743	0.32%	24,082	0.46%	15,471	0.29%
Consumer loans:
Residential mortgage	7,628	0.46%	4,478	0.28%	4,579	0.31%
Home equity	3,336	0.51%	3,065	0.47%	2,567	0.39%
Installment and other consumer	230	0.22%	264	0.25%	330	0.29%
Total Nonaccrual Consumer Loans	11,194	0.45%	7,807	0.32%	7,476	0.33%
Total Nonaccrual Loans	$27,937	0.36%	$31,889	0.41%	$22,947	0.30%

	2024	2024	2023
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
Loan (Recoveries) Charge-offs
Charge-offs	$1,964	$2,440	$3,880
Recoveries	(2,022)	(303)	(260)
Net Loan (Recoveries) Charge-offs	($58)	$2,137	$3,620

Net Loan (Recoveries) Charge-offs
Commercial loans:
Commercial real estate	($1,359)	$47	$1,690
Commercial and industrial	1,139	1,255	949
Commercial construction	—	—	451
Total Commercial Loan (Recoveries) Charge-offs	(220)	1,302	3,090
Consumer loans:
Residential mortgage	10	(5)	(3)
Home equity	114	580	148
Installment and other consumer	38	260	385
Total Consumer Loan Charge-offs	162	835	530
Total Net Loan (Recoveries) Charge-offs	($58)	$2,137	$3,620
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 13

	Twelve Months Ended December 31,
(dollars in thousands)	2024	2023
Loan Charge-offs (Recoveries)
Charge-offs	$12,187	$24,638
Recoveries	(3,907)	(11,456)
Net Loan Charge-offs	$8,280	$13,182

Net Loan Charge-offs (Recoveries)
Commercial loans:
Customer fraud	$—	($9,329)
Commercial real estate	3,547	622
Commercial and industrial	2,686	20,068
Commercial construction	—	449
Total Commercial Loan Charge-offs	6,233	11,810
Consumer loans:
Residential mortgage	45	(6)
Home equity	1,073	238
Installment and other consumer	929	1,140
Total Consumer Loan Charge-offs	2,047	1,372
Total Net Loan Charge-offs	$8,280	$13,182

	2024	2024	2023
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonaccrual loans	$27,937	$31,889	$22,947
OREO	8	—	75
Total nonperforming assets	27,945	31,889	23,022
Nonaccrual loans / total loans	0.36%	0.41%	0.30%
Nonperforming assets / total loans plus OREO	0.36%	0.41%	0.30%
Allowance for credit losses / total portfolio loans	1.31%	1.36%	1.41%
Allowance for credit losses / nonaccrual loans	363%	327%	471%
Net loan (recoveries) charge-offs	($58)	$2,138	$3,620
Net loan charge-offs (recoveries) (annualized) / average loans	0.00%	0.11%	0.19%

	Twelve Months Ended December 31,
(dollars in thousands)	2024	2023
Asset Quality Data
Net loan charge-offs	$8,280	$13,182
Net loan charge-offs / average loans	0.11%	0.18%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 14
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2024	2024	2023
	Fourth	Third	Fourth
(dollars and shares in thousands)	Quarter	Quarter	Quarter
(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$1,380,294	$1,375,754	$1,283,445
Less: goodwill and other intangible assets, net of deferred tax liability	(375,837)	(375,931)	(376,631)
Tangible common equity (non-GAAP)	$1,004,457	$999,823	$906,814
Common shares outstanding	38,259	38,260	38,233
Tangible book value (non-GAAP)	$26.25	$26.13	$23.72
Tangible book value is a preferred industry metric used to measure our company's value and commonly used by investors and analysts.

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$131,541	$129,652	$146,980
Plus: amortization of intangibles (annualized), net of tax	858	893	1,003
Net income before amortization of intangibles (annualized)	$132,399	$130,545	$147,983

Average total shareholders' equity	$1,374,907	$1,354,047	$1,247,030
Less: average goodwill and other intangible assets, net of deferred tax liability	(375,879)	(376,048)	(376,761)
Average tangible equity (non-GAAP)	$999,028	$977,999	$870,269
Return on average tangible shareholders' equity (non-GAAP)	13.25%	13.35%	17.00%
Return on average tangible shareholders' equity is a key profitability metric used by management to measure financial performance.

(3) Pre-provision Net Revenue / Average Assets (non-GAAP)
Income before taxes	$41,346	$41,443	$46,024
Plus: net losses on sale of securities	2,592	2,199	—
Less: gain on Visa Class B-1 exchange	(186)	(150)	—
Plus: Provision for credit losses	(2,462)	(454)	943
Total	$41,290	$43,038	$46,967
Total (annualized) (non-GAAP)	$164,262	$171,216	$186,336
Average assets	$9,571,712	$9,620,366	$9,473,669
Pre-provision Net Revenue / Average Assets (non-GAAP)	1.72%	1.78%	1.97%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses, losses on sale of securities and gain on Visa exchange. We believe this to be a preferred industry measurement to help evaluate our ability to fund credit losses or build capital.

(4) Efficiency Ratio (non-GAAP)
Noninterest expense	$55,445	$55,365	$56,203

Net interest income per consolidated statements of net income	$83,258	$84,477	$85,109
Plus: taxable equivalent adjustment	660	671	683
Net interest income (FTE) (non-GAAP)	83,918	85,148	85,792
Noninterest income	11,071	11,877	18,061
Plus: net losses on sale of securities	2,592	2,199	—
Less: gain on Visa Class B-1 exchange	(186)	(150)	—
Net interest income (FTE) (non-GAAP) plus noninterest income	$97,395	$99,074	$103,853
Efficiency ratio (non-GAAP)	56.93%	55.88%	54.12%
 The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), adjusted to exclude losses on sale of securities and gain on Visa exchange. We believe the FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 15

	Twelve Months Ended December 31,
(dollars in thousands)	2024	2023
(5) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income	$131,265	$144,781
Plus: amortization of intangibles, net of tax	904	1,042
Net income before amortization of intangibles	$132,169	$145,823

Average total shareholders' equity	$1,330,870	$1,227,332
Less: average goodwill and other intangible assets, net of deferred tax liability	(376,181)	(377,157)
Average tangible equity (non-GAAP)	$954,689	$850,175
Return on average tangible shareholders' equity (non-GAAP)	13.84%	17.15%
Return on average tangible shareholders' equity is a key profitability metric used by management to measure financial performance.

(6) Pre-provision Net Revenue / Average Assets (non-GAAP)
Income before taxes	$164,818	$178,804
Plus: net losses on sale of securities	7,938	0
Less: gain on Visa Class B-1 exchange	(3,492)	0
Plus: Provision for credit losses	133	17,892
Total	$169,397	$196,696
Average assets	$9,572,834	$9,276,256
Pre-provision Net Revenue / Average Assets (non-GAAP)	1.77%	2.12%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses, losses on sale of securities and gain on Visa exchange. We believe this to be a preferred industry measurement to help evaluate our ability to fund credit losses or build capital.

(7) Efficiency Ratio (non-GAAP)
Noninterest expense	$218,938	$210,334

Net interest income per consolidated statements of net income	$334,806	$349,410
Plus: taxable equivalent adjustment	2,706	2,550
Net interest income (FTE) (non-GAAP)	337,512	351,960
Noninterest income	49,083	57,620
Plus: net losses on sale of securities	7,938	—
Less: gain on Visa Class B-1 exchange	(3,492)	—
Net interest income (FTE) (non-GAAP) plus noninterest income	$391,041	$409,580
Efficiency ratio (non-GAAP)	55.99%	51.35%
 The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), adjusted to exclude losses on sale of securities and gain on Visa exchange. We believe the FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

(10) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$515,872	$477,901
Less: interest expense	(181,066)	(128,491)
Net interest income per consolidated statements of net income	334,806	349,410
Plus: taxable equivalent adjustment	2,706	2,550
Net interest income (FTE) (non-GAAP)	$337,512	$351,960
Average interest-earning assets	$8,835,468	$8,519,775
Net interest margin - (FTE) (non-GAAP)	3.82%	4.13%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 16
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2024	2024	2023
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
(8) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$1,380,294	$1,375,754	$1,283,445
Less: goodwill and other intangible assets, net of deferred tax liability	(375,837)	(375,931)	(376,631)
Tangible common equity (non-GAAP)	$1,004,457	$999,823	$906,814

Total assets	$9,657,972	$9,583,947	$9,551,526
Less: goodwill and other intangible assets, net of deferred tax liability	(375,837)	(375,931)	(376,631)
Tangible assets (non-GAAP)	$9,282,135	$9,208,016	$9,174,895
Tangible common equity to tangible assets (non-GAAP)	10.82%	10.86%	9.88%
Tangible common equity to tangible assets is a preferred industry measurement to evaluate capital adequacy.

(9) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$127,879	$131,474	$126,706
Less: interest expense	(44,621)	(46,997)	(41,597)
Net interest income per consolidated statements of net income	83,258	84,477	85,109
Plus: taxable equivalent adjustment	660	671	683
Net interest income (FTE) (non-GAAP)	$83,918	$85,148	$85,792
Net interest income (FTE) (annualized)	$333,848	$338,741	$340,370
Average interest-earning assets	$8,860,338	$8,875,757	$8,704,727
Net interest margin (FTE) (non-GAAP)	3.77%	3.82%	3.92%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

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